UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 27, 2008
Basic Energy Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-32693	54-2091194
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)

400 W. Illinois, Suite 800 Midland, Texas (Address of principal executive offices)	79701 (Zip Code)
Registrant’s telephone number, including area code: (432) 620-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On February 27, 2008, our Compensation Committee, after discussion with a compensation consultant, set base salaries for our executive officers for 2008 and approved cash bonuses for 2007. Amounts to be paid under the annual cash bonuses awarded to each of our executive officers except for Messrs. Huseman and Krenek included payments previously made pursuant to our quarterly incentive plan. The 2008 base salaries and 2007 cash bonuses for each of our executive officers is set forth below.

	2008 Base Salary	2007 Cash Bonus
Kenneth V. Huseman	$550,000	$400,000
President, Chief Executive Officer and Director
Alan Krenek	$300,000	$240,000
Senior Vice President, Chief Financial Officer, Treasurer and Secretary
Charles W. Swift	$250,000	$160,000
Senior Vice President — Rig and Truck Operations
T.M. “Roe” Patterson	$230,000	$140,000
Group Vice President — Completion and Remedial Services
James E. Tyner	$190,000	$80,000
Vice President — Human Resources
Spencer D. Armour III	$190,000	$60,000
Vice President — Corporate Development
David W. Sledge	$175,000	$60,000
Vice President — Contract Drilling
Mark D. Rankin	$145,000	$50,000
Vice President — Risk Management

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Basic Energy Services, Inc.
Date: March 4, 2008	By:	/s/ Alan Krenek
Alan Krenek
Senior Vice President, Chief Financial Officer, Treasurer and Secretary

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